UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bank of America Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

An investor presentation separately filed by Bank of America on September 9, 2015 as additional solicitation material included a link to a video excerpt of Warren Buffett appearing on CNBC on September 8, 2015. A transcript of the video excerpt is included below:

1
Unofficial Transcript: Warren Buffett Speaks in Favor of Proposal
CNBC’s ”Squawk Alley”, Tuesday September 8, 2015
•
Warren Buffett:
Well if I could vote, I would vote as management suggests, which is to have Brian take on the
CEO and Chairman job.
•
CNBC Host Becky Quick:
Are you bothered by the idea of just how it was done?  How the Board did this and ignored what was a binding proxy vote from 2009?
•
Buffett:
I
guess
they’re
putting
it
back
to
the
shareholders
now,
so
I’m
not
bothered
–
I
do
not
think
that’s
a
big deal.  I think that what Brian does, Brian has done, he took a company that was just a terrible mess, I mean it’s been virtually destroyed, the public hated it, the government hated it.  They had all kinds of lawsuits coming in and employee morale was terrible.  And he’s resuscitated it and I think he has done a first class job.
And if he is the Chairman as well as the CEO, God bless him.
•
Quick: It was a company in crisis and as somebody who has been in business for a long time you’ve been through a crisis or two yourself.  And I think you’ve even come up with a motto that you tell people to stick with: get it right, get it fast, get it over, but get it right first.  And that has been your way.
•
Buffett: Yeah, you got to get it right, then get it fast, get it out and get it over.  But you got to get it right first.
And that’s what he’s worked at doing.